UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022
________________________________________________________
NLIGHT, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________

Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4637 NW 18th Avenue Camas, Washington		98607
(Address of principal executive offices)		(Zip Code)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	LASR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2022, Ran Bareket notified nLIGHT, Inc. (the “Company”) of his decision to retire from nLIGHT and resign from his positions as Chief Financial Officer, principal financial officer and principal accounting officer of the Company and from all of his positions at the Company’s subsidiaries, effective as of March 1, 2022, which is after the Company’s expected filing date for its Annual Report on Form 10-K for the fiscal year ending December 31, 2021. Mr. Bareket’s departure from the Company is not related to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

In connection with Mr. Bareket’s resignation, the Company entered into a transition agreement and release (the “Transition Agreement”) with Mr. Bareket on January 18, 2022. The Transition Agreement entitles Mr. Bareket to continue to receive his regular base salary (“CFO Salary”) and benefits during the period from January 18, 2022 through March 1, 2022, the “Initial Transition Period.” The Transition Agreement includes a release of claims by Mr. Bareket in favor of the Company. Pursuant to the Transition Agreement, following the Initial Transition Period and subject to the execution of a supplemental release, Mr. Bareket will remain employed by the Company and his role will be that of a “Special Advisor” through no later than June 30, 2022, to assist with the transition of his duties to the Company’s new Chief Financial Officer and Chief Accounting Officer. From March 2, 2022, through the actual last day of his employment (the “Subsequent Transition Period”), Mr. Bareket’s annualized base salary will be reduced to $120,000 (“Transition Salary”). Until the actual last day of his employment, Mr. Bareket will be eligible to receive a bonus payment for the second half of the 2021 calendar year, participate in Company benefits and plans as an employee and vest in his stock options and restricted stock, in each case, outstanding as of January 18, 2022 (each, an “Equity Award”), subject to the terms and conditions of the applicable Company equity plan under which such Equity Award was granted and the award agreement memorializing such Equity Award. Mr. Bareket will not be eligible to participate in the Company’s 2022 bonus program or to receive any compensation increase or new equity grants. If Mr. Bareket is terminated without cause during the period from March 2, 2022, until June 30, 2022, and subject to his execution of a supplemental release and the terms and conditions of the Transition Agreement, Mr. Bareket will be entitled to (i) continued payment of his Transition Salary through June 30, 2022, (ii) reimbursement for the premium payments he makes for COBRA coverage for each of the full calendar months that occur during the period between his termination and June 30, 2022 (or until he, and his eligible dependents, are no longer eligible to receive continuation coverage under COBRA), (iii) if his termination occurs prior to the date on which the Company pays bonuses to its executive officers with respect to the second half of the 2021 calendar year, bonus payment in an amount equal to the second half of the 2021 calendar year bonus Mr. Bareket would have received had he remained employed through the bonus payment date and (iv) acceleration of the vesting of his Equity Awards with respect to the number of shares subject to such Equity Awards that would have vested had Mr. Bareket remained employed through June 30, 2022, in each case, subject to the terms and conditions of the Transition Agreement. Mr. Bareket forfeited his Equity Awards that are scheduled to vest after June 30, 2022 as of January 18, 2022. If Mr. Bareket is terminated without cause or continues to be employed through June 30, 2022, and contingent upon satisfactory completion of his transition duties and his continued employment through at least March 2, 2022, subject to the execution of a supplemental release and the other terms and conditions of the Transition Agreement, Mr. Bareket will be entitled to a severance payment equal to the difference of (A) the total CFO Salary payments payable to Mr. Bareket for the period of March 2, 2022 through June 30, 2022, had he remained eligible for CFO Salary during such period less (B) the Transition Salary payments payable to Mr. Bareket assuming he continued to be employed through June 30, 2022.

On January 18, 2022, the board of directors of the Company (the “Board”) appointed Joseph Corso as Chief Financial Officer and principal financial officer of the Company, effective as of March 1, 2022. Since joining the Company in August 2020, Mr. Corso, 41, has served as the company's Vice President of Corporate Development and Investor Relations, and he will continue in these roles through February 28, 2022. Prior to joining the Company, Mr. Corso served in various roles at Stifel Financial Corp., a full-service investment banking and global wealth management firm, from July 2010 to August 2020, most recently as Global Co-Head of Electronics and Industrial Technology. From May 2004 through July 2010, Mr. Corso worked at Thomas Weisel Partners, which was acquired by Stifel in 2010, in a variety of roles. Mr. Corso holds a B.A. in Economics from Swarthmore College.

In connection with the appointment of Mr. Corso as Chief Financial Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved certain changes to Mr. Corso’s compensation, effective as of March 1, 2022, which include an increase in his annual base salary to $270,000 and a target performance-based cash bonus opportunity equal to 50% of his annual base salary, subject to performance goals and other terms as determined by the Compensation Committee, with any such bonus payable to Mr. Corso to be prorated for fiscal year 2022. In addition, the Compensation Committee unanimously approved a grant of 10,000 restricted stock units to Mr. Corso, effective as of March 1, 2022. The restricted stock units will vest annually over four years, with 25% of such restricted stock units vesting on each of the first four anniversaries of March 1, 2022, subject to continued

service with the Company through each such vesting date. The grant of restricted stock units was made pursuant to the Company’s 2018 Equity Incentive Plan and the form of restricted stock unit agreement previously adopted by the Board. Mr. Corso has previously entered into an employment agreement (the “Corso Employment Agreement”) with the Company that is substantially similar to the Company’s standard form of employment agreement for officers.

There are no family relationships between Mr. Corso and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to his employment with the Company, there are no transactions between Mr. Corso or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Corso and any other persons pursuant to which Mr. Corso was selected as the Chief Financial Officer of the Company.

On January 18, 2022, the Board appointed James Nias as Chief Accounting Officer and principal accounting officer of the Company, effective as of March 1, 2022. Since joining the Company in April 2019, Mr. Nias, 50, has served as the Company’s Vice President and Corporate Controller. Mr. Nias previously served as the Corporate Controller of FormFactor, Inc., a leading provider of test and measurement technologies, from June 2016 to April 2019, following its acquisition of Cascade Microtech, Inc. in June 2016, where Mr. Nias had served as the Corporate Controller since 2008 and Treasurer since 2015. Prior to joining Cascade Microtech, Mr. Nias served a wide range of technology and manufacturing clients in the Audit and Advisory practices of KPMG LLP from 1994 to 2008. Mr. Nias is a certified public accountant and holds a B.B.A in accounting and M.P.A from the University of Texas at Austin.

In connection with the appointment of Mr. Nias as Chief Accounting Officer, the Compensation Committee unanimously approved a grant of 5,000 restricted stock units to Mr. Nias, effective as of March 1, 2022. The restricted stock units will vest annually over four years, with 25% of such restricted stock units vesting on each of the first four anniversaries of March 1, 2022, subject to continued service with the Company through each such vesting date. The grant of restricted stock units was made pursuant to the Company’s 2018 Equity Incentive Plan and the form of restricted stock unit agreement previously adopted by the Board. Mr. Nias is otherwise continuing under the terms of his existing compensation arrangement with the Company.

There are no family relationships between Mr. Nias and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Nias or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Nias and any other persons pursuant to which Mr. Nias was selected as the Chief Accounting Officer of the Company.

The foregoing descriptions of the Transition Agreement and the Corso Employment Agreement are summaries only and do not purport to be complete. Copies of the Transition Agreement and the Corso Employment Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

On January 19, 2022, the Company issued a press release announcing the retirement of Mr. Bareket and the appointment of Mr. Corso. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of nLIGHT, Inc. dated January 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)

Date:	January 19, 2022	By:	/s/ SCOTT KEENEY
Scott Keeney
President and Chief Executive Officer